                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-58327) pertaining to the Friedman's Inc. Retirement Savings Plan of our report dated June 25, 2003, with respect to the financial statements and supplemental schedule of the Friedman's Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2003

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